UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2021

NOBLE MIDSTREAM PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware		001-37640	47-3011449
(State or other jurisdiction of incorporation or organization)		Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way			77070
Houston,	Texas
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	NBLX	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 4.01 Changes in Registrant’s Certifying Accountant
(a) Dismissal of Previous Independent Registered Public Accounting Firm.
On February 9, 2021, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) was appointed as principal accountants for Noble Midstream Partners LP’s (the “Partnership”) fiscal year ending December 31, 2021. KPMG LLP (“KPMG”) will serve as the Partnership’s principal accountants through the completion of the 2020 audit and professional engagement period. Statements in response to Item 4.01 of the Partnership’s Form 8-K dated October 8, 2020, and the letter of KPMG attached thereto as Exhibit A, are incorporated herein by reference.
(b) Engagement of New Independent Registered Public Accounting Firm.
On February 9, 2021 the Audit Committee approved the engagement of PricewaterhouseCoopers as the Partnership’s new independent registered public accounting firm for the Partnership’s fiscal year ending December 31, 2021.
During the Partnership’s two most recent fiscal years ended December 31, 2019 and December 31, 2018 and during the subsequent interim period through February 9, 2021, neither the Partnership nor anyone on its behalf consulted PricewaterhouseCoopers regarding either (i) the application of accounting principles to any specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Partnership’s financial statements; or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE MIDSTREAM PARTNERS LP
By: Noble Midstream GP, LLC, Its General Partner

Date:	February 11, 2021	By:	/s/ Aaron G. Carlson
Aaron G. Carlson
Senior Vice President, General Counsel and Secretary